EXHIBIT 99.1

For Immediate Release:	January 21, 2021

HOMB Raises the Bar with Best in Class Performance Metrics

Conway, AR – Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released record quarterly earnings today.

Highlights of the Fourth Quarter of 2020:

Metric	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Net Income	$81.8 million	$69.3 million	$62.8 million	$507,000	$73.3 million
Total Revenue (net)	$181.9 million	$176.1 million	$173.7 million	$162.7 million	$167.8 million
Income (loss) before income taxes	$107.7 million	$90.4 million	$82.1 million	($2.4 million)	$96.5 million
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (PPNR) (non-GAAP)(1)	$107.7 million	$104.4 million	$102.7 million	$92.2 million	$96.5 million
Pre-tax net income to total revenue (net)	59.19%	51.32%	47.25%	-1.49%	57.49%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	59.19%	59.28%	59.15%	56.67%	57.49%
ROA	1.97%	1.66%	1.55%	0.01%	1.94%
ROA (pre-tax net income, excluding provision for credit losses and unfunded commitment expense) (non-GAAP)(1)	2.60%	2.50%	2.53%	2.45%	2.56%
ROA, excluding provision for credit losses and unfunded commitment expense (non-GAAP)(1)	1.97%	1.91%	1.92%	1.87%	1.94%
NIM	4.00%	3.92%	4.11%	4.22%	4.24%
NIM, excluding PPP loans (non-GAAP)(1)	3.97%	3.98%	4.16%	4.22%	4.24%
Purchase Accounting Accretion	$5.7 million	$7.0 million	$7.0 million	$7.6 million	$9.1 million
ROE	12.72%	10.97%	10.27%	0.08%	11.71%
ROTCE (non-GAAP)(1)	20.96%	18.29%	17.40%	0.14%	19.55%
Diluted Earnings Per Share	$0.50	$0.42	$0.38	$0.00	$0.44
Non-Performing Assets to Total Assets	0.48%	0.47%	0.39%	0.44%	0.43%
Common Equity Tier 1 Capital	13.4%	12.6%	12.0%	11.5%	12.4%
Leverage	10.8%	10.4%	10.3%	10.8%	11.3%
Tier 1 Capital	14.0%	13.2%	12.6%	12.1%	13.0%
Total Risk-Based Capital	17.8%	16.9%	16.2%	15.7%	16.4%
Allowance for Credit Losses to Total Loans	2.19%	2.12%	1.99%	2.01%	0.94%
Allowance for Credit Losses to Total Loans, excluding PPP loans (non-GAAP)(1)	2.33%	2.29%	2.15%	2.01%	0.94%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“While 2020 was dark in many ways, the lights were definitely on at Home BancShares,” stated John Allison. “Q1 was an anomaly with the implementation of CECL, but it was followed up with record numbers in quarters two, three and four, and for that, I couldn’t be more pleased,” Allison continued. “Fifty cents earnings per share is a record I’m particularly proud of,” added Allison.

“Our talented team of bankers delivered record net income for the quarter of $81.8 million and our income before income taxes came in strong at $107.7 million,” said Tracy French. “During one of the hardest years for business and the economy, I’m proud of how our bankers worked to assist their customers in their time of need while still churning out impressive best in class numbers throughout the year,” continued French.

Operating Highlights

Net income and earnings per share were quarterly records for the Company. Net income increased $12.5 million, or 17.99%, to $81.8 million for the three-month period ended December 31, 2020, from $69.3 million for the three-month period ended September 30, 2020. Earnings per share increased $0.08 per share, or 19.05%, to $0.50 per share for the three-month period ended December 31, 2020, from $0.42 per share for the three-month period ended September 30, 2020.

During the fourth quarter of 2020, the Company did not record any credit loss expense. The Company’s provisioning model is closely tied to unemployment rate projections which continued to improve through the end of 2020.

Our net interest margin was 4.00% for the three-month period ended December 31, 2020 compared to 3.92% for the three-month period ended September 30, 2020. The yield on loans was 5.33% and 5.24% for the three months ended December 31, 2020 and September 30, 2020, respectively, as average loans decreased from $11.76 billion to $11.46 billion. Additionally, the rate on interest bearing deposits decreased to 0.44% as of December 31, 2020 from 0.54% as of September 30, 2020, with average balances of $9.59 billion and $9.68 billion, respectively.

As of December 31, 2020, we had $691.7 million of Paycheck Protection Program (PPP) loans outstanding. These loans are at 1.00% plus the accretion of the origination fee. Excluding PPP loans, our net interest margin (non-GAAP) for the three-month period ended December 31, 2020 was 3.97%(1). The PPP loans had a 6-basis point accretive impact to the yield on loans, and the PPP loans were accretive to the net interest margin by 3 basis points. This was primarily due to approximately $157.0 million of the Company’s PPP loans being forgiven during the fourth quarter of 2020 as well as the acceleration of deferred fees for the loans that were forgiven. The deferred fee income increased from $3.8 million to $6.9 million for the three-month periods ended September 30, 2020 and December 31, 2020, respectively.

______________________________

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

The COVID-19 pandemic has created a significant amount of excess liquidity in the market. As a result of this excess liquidity, we had an increase of $102.3 million of average interest-bearing cash balances in the fourth quarter of 2020 compared to the third quarter of 2020. This excess liquidity diluted the net interest margin by 3 basis points.

Purchase accounting accretion on acquired loans was $5.7 million and $7.0 million and average purchase accounting loan discounts were $49.6 million and $55.8 million for the three-month periods ended December 31, 2020 and September 30, 2020, respectively. Net amortization of time deposit premiums was $30,000 per quarter and net average remaining time deposit premiums were $146,000 and $176,000 for the three-month periods ended December 31, 2020 and September 30, 2020, respectively.

Net interest income on a fully taxable equivalent basis increased $2.1 million, or 1.4%, to $149.8 million for the three-month period ended December 31, 2020, from $147.7 million for the three-month period ended September 30, 2020. This increase in net interest income for the three-month period ended December 31, 2020 was the result of a $3.0 million decrease in interest expense, which was partially offset by an $875,000 decrease in interest income. The $3.0 million decrease in interest expense was primarily the result of a $2.6 million decrease in interest expense on deposits and a $318,000 decrease in interest expense on FHLB borrowings.  The $875,000 decrease in interest income was primarily the result of a $1.4 million decrease in loan interest income, which was partially offset by a $492,000 net increase in investment income.

The Company reported $33.9 million of non-interest income for the fourth quarter of 2020. The most important components of the fourth quarter non-interest income were $10.1 million from mortgage lending income, $8.4 million from other service charges and fees, $5.5 million from service charges on deposit accounts, and $2.6 million from other income. Non-interest income for the fourth quarter of 2020 included a $4.3 million adjustment for the increase in fair market value of marketable securities.

Mortgage lending income was $10.1 million for the three-month period ended December 31, 2020, compared to $10.2 million for the three-month period ended September 30, 2020, as the Company experienced a significant increase in secondary market loan sales in 2020. The housing market continues to benefit from the current low interest rate environment.

Non-interest expense for the fourth quarter of 2020 was $74.2 million. The most important components of the fourth quarter non-interest expense were $43.0 million from salaries and employee benefits, $16.2 million in other expense and $9.8 million in occupancy and equipment expenses. For the fourth quarter of 2020, our efficiency ratio was 39.64%.

______________________________

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Financial Condition

Total loans receivable were $11.22 billion at December 31, 2020 compared to $11.69 billion at September 30, 2020. Total deposits were $12.73 billion at December 31, 2020 compared to $12.94 billion at September 30, 2020. Total assets were $16.40 billion at December 31, 2020 compared to $16.55 billion at September 30, 2020.

During the fourth quarter 2020, the Company experienced approximately $470.7 million in organic loan decline. Centennial CFG experienced $149.0 million of organic loan decline and had loans of $1.54 billion at December 31, 2020. Our legacy footprint experienced $157.0 million in PPP loan decline and $164.7 million in organic loan decline during the quarter.

Non-performing loans to total loans was 0.66% as of December 31, 2020 compared to 0.63% as of September 30, 2020. Non-performing assets to total assets increased slightly from 0.47% as of September 30, 2020 to 0.48% as of December 31, 2020. For the fourth quarter of 2020, net charge-offs were $2.8 million compared to net charge-offs of $4.1 million for the third quarter of 2020.

Non-performing loans at December 31, 2020 were $24.1 million, $43.1 million, $530,000, $3.6 million and $2.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $74.1 million. Non-performing assets at December 31, 2020 were $25.6 million, $46.0 million, $564,000, $3.6 million and $2.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $78.6 million.

The Company’s allowance for credit losses on loans was $245.5 million at December 31, 2020, or 2.19% of total loans, compared to the allowance for loan losses of $248.2 million, or 2.12% of total loans, at September 30, 2020. The Company’s allowance for credit losses on loans to total loans, excluding PPP loans (non-GAAP), was 2.33%(1) at December 31, 2020. As of December 31, 2020 and September 30, 2020, the Company’s allowance for credit losses on loans and allowance for loan losses was 331.10% and 336.42% of its total non-performing loans, respectively.

Stockholders’ equity was $2.61 billion at December 31, 2020 compared to $2.54 billion at September 30, 2020, an increase of approximately $65.0 million. The increase in stockholders’ equity is primarily associated with the $58.7 million increase in retained earnings. Book value per common share was $15.78 at December 31, 2020 compared to $15.38 at September 30, 2020. Tangible book value per common share (non-GAAP) was $9.70(1) at December 31, 2020 compared to $9.30(1) at September 30, 2020, an increase of 17.11% on an annualized basis.

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(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Branches

The Company currently has 77 branches in Arkansas, 78 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 21, 2021. We encourage all participants to pre-register for the conference call using the following link: https://dpregister.com/sreg/10150658/df97bab01e. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10150658, which will be available until January 28, 2021 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax net income, excluding provision for credit losses and unfunded commitment expense; pre-tax, pre-provision, profit percentage; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense); return on average assets, excluding provision for credit losses and unfunded commitment expense; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted; net interest margin, excluding PPP loans; allowance for credit losses to total loans, excluding PPP loans; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions (including the effect of the PPP loans) that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices, including from the adoption of the current expected credit loss (CECL) model on January 1, 2020; changes in governmental monetary and fiscal policies; political instability; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 5, 2020.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

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FOR MORE INFORMATION CONTACT:

Donna Townsell

Director of Investor Relations

Home BancShares, Inc.

(501) 328-4625

Home BancShares, Inc.

Consolidated End of Period Balance Sheets

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(In thousands)	2020	2020	2020	2020	2019

ASSETS

Cash and due from banks	$242,173	$144,197	$185,047	$147,200	$168,914
Interest-bearing deposits with other banks	1,021,615	899,140	1,030,609	424,235	321,687
Cash and cash equivalents	1,263,788	1,043,337	1,215,656	571,435	490,601
Investment securities - available-for-sale, net of allowance for credit losses	2,473,781	2,361,900	2,238,005	2,098,000	2,083,838
Loans receivable	11,220,721	11,691,470	11,955,743	11,384,982	10,869,710
Allowance for credit losses	(245,473)	(248,224)	(238,340)	(228,923)	(102,122)
Loans receivable, net	10,975,248	11,443,246	11,717,403	11,156,059	10,767,588
Bank premises and equipment, net	278,614	280,364	279,498	281,795	280,103
Foreclosed assets held for sale	4,420	4,322	6,292	8,204	9,143
Cash value of life insurance	103,519	102,989	102,443	103,120	102,562
Accrued interest receivable	60,528	72,599	80,274	50,295	45,086
Deferred tax asset, net	70,249	75,167	74,333	77,110	44,301
Goodwill	973,025	973,025	973,025	973,025	958,408
Core deposit and other intangibles	30,728	32,149	33,569	35,055	36,572
Other assets	164,904	160,660	174,908	177,634	213,845
Total assets	$16,398,804	$16,549,758	$16,895,406	$15,531,732	$15,032,047

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$3,266,753	$3,207,967	$3,413,727	$2,425,036	$2,367,091
Savings and interest-bearing transaction accounts	8,212,240	8,011,200	7,970,979	7,149,644	6,933,964
Time deposits	1,246,797	1,718,299	1,793,230	1,940,234	1,977,328
Total deposits	12,725,790	12,937,466	13,177,936	11,514,914	11,278,383
Federal funds purchased	-	-	-	-	5,000
Securities sold under agreements to repurchase	168,931	158,447	162,858	126,884	143,727
FHLB and other borrowed funds	400,000	403,428	531,432	951,436	621,439
Accrued interest payable and other liabilities	127,999	139,485	161,095	138,479	102,410
Subordinated debentures	370,326	370,133	369,939	369,748	369,557
Total liabilities	13,793,046	14,008,959	14,403,260	13,101,461	12,520,516

Stockholders' equity
Common stock	1,651	1,652	1,652	1,651	1,664
Capital surplus	1,520,617	1,520,103	1,518,631	1,516,151	1,537,091
Retained earnings	1,039,370	980,699	932,856	891,498	956,555
Accumulated other comprehensive (loss) income	44,120	38,345	39,007	20,971	16,221
Total stockholders' equity	2,605,758	2,540,799	2,492,146	2,430,271	2,511,531
Total liabilities and stockholders' equity	$16,398,804	$16,549,758	$16,895,406	$15,531,732	$15,032,047

Home BancShares, Inc.

Consolidated Statements of Income

(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands)	2020	2020	2020	2020	2019	2020	2019

Interest income
Loans	$153,407	$154,787	$158,996	$158,148	$161,211	$625,338	$658,345
Investment securities
Taxable	6,900	7,227	8,693	9,776	9,707	32,596	41,406
Tax-exempt	4,979	4,367	3,698	3,114	3,260	16,158	13,015
Deposits - other banks	270	252	211	1,116	949	1,849	5,188
Federal funds sold	-	-	-	21	5	21	34
Total interest income	165,556	166,633	171,598	172,175	175,132	675,962	717,988

Interest expense
Interest on deposits	10,596	13,200	15,116	24,198	26,823	63,110	114,104
Federal funds purchased	-	-	-	13	33	13	54
FHLB borrowed funds	1,917	2,235	2,656	2,698	2,686	9,506	17,209
Securities sold under agreements to repurchase	208	237	260	462	652	1,167	2,544
Subordinated debentures	4,810	4,823	4,899	5,079	5,155	19,611	20,860
Total interest expense	17,531	20,495	22,931	32,450	35,349	93,407	154,771

Net interest income	148,025	146,138	148,667	139,725	139,783	582,555	563,217

Provision for credit loss - loans	-	14,000	11,441	76,672	-	102,113	1,325
Provision for credit loss - acquired loans	-	-	-	9,309	-	9,309	-
Provision for credit loss - investment securities	-	-	-	842	-	842	-
Total credit loss expense	-	14,000	11,441	86,823	-	112,264	1,325

Net interest income after provision for credit losses	148,025	132,138	137,226	52,902	139,783	470,291	561,892

Non-interest income
Service charges on deposit accounts	5,544	4,910	4,296	6,631	6,778	21,381	25,930
Other service charges and fees	8,425	8,539	7,666	6,056	10,636	30,686	34,086
Trust fees	420	378	397	438	390	1,633	1,566
Mortgage lending income	10,071	10,177	6,196	2,621	3,801	29,065	14,303
Insurance commissions	366	271	533	678	551	1,848	2,278
Increase in cash value of life insurance	534	548	558	560	562	2,200	2,752
Dividends from FHLB, FRB, FNBB & other	967	3,433	230	7,842	1,952	12,472	7,707
Gain on SBA loans	304	-	-	341	686	645	1,573
Gain (loss) on branches, equipment and other assets, net	217	(27)	54	82	35	326	(3)
Gain on OREO, net	150	470	235	277	159	1,132	757
Loss on securities, net	-	-	-	-	(2)	-	(2)
Fair value adjustment for marketable securities	4,271	(1,350)	919	(5,818)	-	(1,978)	-
Other income	2,616	2,602	3,939	3,219	2,481	12,376	8,569
Total non-interest income	33,885	29,951	25,023	22,927	28,029	111,786	99,516

Non-interest expense
Salaries and employee benefits	43,022	41,511	40,088	39,329	38,446	163,950	154,177
Occupancy and equipment	9,801	9,566	10,172	8,873	8,729	38,412	35,452
Data processing expense	5,171	4,921	4,614	4,326	4,294	19,032	16,161
Other operating expenses	16,247	15,714	25,298	25,721	19,873	82,980	69,997
Total non-interest expense	74,241	71,712	80,172	78,249	71,342	304,374	275,787

Income (loss) before income taxes	107,669	90,377	82,077	(2,420)	96,470	277,703	385,621
Income tax expense (benefit)	25,875	21,057	19,250	(2,927)	23,208	63,255	96,082
Net income	$81,794	$69,320	$62,827	$507	$73,262	$214,448	$289,539

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Dollars and shares in thousands, except per share data)	2020	2020	2020	2020	2019	2020	2019

PER SHARE DATA

Diluted earnings per common share	$0.50	$0.42	$0.38	$-	$0.44	$1.30	$1.73
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, provision for credit losses, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense and BOLI redemption tax (non-GAAP)(1)	0.48	0.47	0.47	0.43	0.44	1.85	1.74
Basic earnings per common share	0.50	0.42	0.38	-	0.44	1.30	1.73
Dividends per share - common	0.1400	0.1300	0.1300	0.1300	0.1300	0.5300	0.5100
Book value per common share	15.78	15.38	15.09	14.72	15.10	15.78	15.10
Tangible book value per common share (non-GAAP)(1)	9.70	9.30	8.99	8.61	9.12	9.70	9.12

STOCK INFORMATION

Average common shares outstanding	165,119	165,200	165,163	166,014	166,696	165,373	167,804
Average diluted shares outstanding	165,119	165,200	165,163	166,014	166,696	165,373	167,804
End of period common shares outstanding	165,095	165,163	165,206	165,148	166,373	165,095	166,373

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.97%	1.66%	1.55%	0.01%	1.94%	1.33%	1.93%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, provision for credit losses, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense and BOLI redemption tax: (ROA, as adjusted) (non-GAAP)(1)	1.90%	1.88%	1.93%	1.88%	1.94%	1.90%	1.94%
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.13%	1.80%	1.68%	0.05%	2.12%	1.45%	2.10%
Return on average common equity	12.72%	10.97%	10.27%	0.08%	11.71%	8.57%	12.01%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, provision for credit losses, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense and BOLI redemption tax: (ROE, as adjusted) (non-GAAP)(1)	12.23%	12.39%	12.77%	11.48%	11.68%	12.22%	12.11%
Return on average tangible common equity (non-GAAP)(1)	20.96%	18.29%	17.40%	0.14%	19.55%	14.31%	20.49%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	21.22%	18.56%	17.70%	0.44%	19.86%	14.59%	20.83%
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, provision for credit losses, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense and BOLI redemption tax: (ROTCE, as adjusted) (non-GAAP)(1)	20.15%	20.66%	21.63%	19.22%	19.51%	20.41%	20.67%

(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2020	2020	2020	2020	2019	2020	2019

Efficiency ratio	39.64%	39.56%	44.93%	46.82%	41.26%	42.63%	40.34%
Efficiency ratio, as adjusted (non-GAAP)(1)	40.67%	40.08%	39.38%	41.37%	41.14%	40.36%	40.55%
Net interest margin - FTE	4.00%	3.92%	4.11%	4.22%	4.24%	4.02%	4.29%
Net interest margin - FTE, excluding PPP loans (non-GAAP)(1)	3.97%	3.98%	4.16%	4.22%	4.24%	4.04%	4.29%
Fully taxable equivalent adjustment	$1,778	$1,576	$1,434	$1,227	$1,322	$6,015	$5,255
Total revenue (net)	181,910	176,089	173,690	162,652	167,812	694,341	662,733
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (PPNR) (non-GAAP)(1)	107,669	104,377	102,732	92,178	96,470	406,956	386,946
Pre-tax net income to total revenue (net)	59.19%	51.32%	47.25%	-1.49%	57.49%	40.00%	58.19%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	59.19%	59.28%	59.15%	56.67%	57.49%	58.61%	58.39%
Net income, excluding provision for credit losses and unfunded commitment expense	81,794	79,661	78,084	70,382	73,262	309,921	290,522
Return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense) (non-GAAP)(1)	2.60%	2.50%	2.53%	2.45%	2.56%	2.52%	2.57%
Return on average assets, excluding provision for credit losses and unfunded commitment expense (non-GAAP)(1)	1.97%	1.91%	1.92%	1.87%	1.94%	1.92%	1.93%
Total purchase accounting accretion	5,736	6,957	7,036	7,647	9,133	27,376	35,890
Average purchase accounting loan discounts	49,563	55,835	62,822	69,365	91,869	59,406	114,521

OTHER OPERATING EXPENSES

Advertising	$1,076	$902	$795	$1,226	$1,340	$3,999	$4,687
Merger and acquisition expenses	-	-	-	711	-	711	-
Amortization of intangibles	1,421	1,420	1,486	1,517	1,565	5,844	6,324
Electronic banking expense	2,282	2,426	2,054	1,715	1,870	8,477	7,525
Directors' fees	359	429	412	424	396	1,624	1,602
Due from bank service charges	254	259	239	223	289	975	1,081
FDIC and state assessment	1,493	1,607	1,846	1,548	1,635	6,494	4,468
Hurricane expense	-	-	-	-	-	-	897
Insurance	795	766	711	746	790	3,018	2,846
Legal and accounting	790	1,235	1,278	919	1,633	4,222	5,017
Other professional fees	1,528	1,661	1,735	3,226	3,189	8,150	10,213
Operating supplies	440	460	553	535	469	1,988	2,021
Postage	315	328	313	327	327	1,283	1,266
Telephone	347	321	310	324	312	1,302	1,210
Unfunded commitments	-	-	9,214	7,775	-	16,989	-
Other expense	5,147	3,900	4,352	4,505	6,058	17,904	20,840

Total other operating expenses	$16,247	$15,714	$25,298	$25,721	$19,873	$82,980	$69,997

(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2020	2020	2020	2020	2019

BALANCE SHEET RATIOS

Total loans to total deposits	88.17%	90.37%	90.73%	98.87%	96.38%
Common equity to assets	15.89%	15.35%	14.75%	15.65%	16.71%
Tangible common equity to tangible assets (non-GAAP)(1)	10.41%	9.88%	9.35%	9.79%	10.80%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,429,060	$4,342,141	$4,325,795	$4,357,007	$4,412,769
Construction/land development	1,562,298	1,748,928	1,818,151	1,892,394	1,776,689
Agricultural	114,431	89,476	105,554	89,630	88,400
Residential real estate loans
Residential 1-4 family	1,536,257	1,665,628	1,730,716	1,775,610	1,819,221
Multifamily residential	536,538	491,380	482,635	411,960	488,278
Total real estate	8,178,584	8,337,553	8,462,851	8,526,601	8,585,357
Consumer	864,690	883,568	851,344	852,174	511,909
Commercial and industrial	1,896,442	2,161,818	2,228,816	1,759,752	1,528,003
Agricultural	66,869	85,365	80,023	64,582	63,644
Other	214,136	223,166	332,709	181,873	180,797
Loans receivable	$11,220,721	$11,691,470	$11,955,743	$11,384,982	$10,869,710

Paycheck Protection Program (PPP) loans (included in total loans receivable)	691,747	848,745	848,628	-	-

ALLOWANCE FOR CREDIT LOSSES

Balance, beginning of period	$248,224	$238,340	$228,923	$102,122	$104,304
Impact of adopting ASC 326	-	-	-	43,988	-
Allowance for credit losses on acquired loans	-	-	-	357	-
Loans charged off	3,040	4,599	2,582	4,265	2,631
Recoveries of loans previously charged off	289	483	558	740	449
Net loans (recovered)/charged off	2,751	4,116	2,024	3,525	2,182
Provision for credit loss - loans	-	14,000	11,441	76,672	-
Provision for credit loss - acquired loans	-	-	-	9,309	-
Total credit loss expense excluding provision for credit loss - investment securities	-	14,000	11,441	85,981	-
Balance, end of period	$245,473	$248,224	$238,340	$228,923	$102,122

Net (recoveries) charge-offs to average total loans	0.10%	0.14%	0.07%	0.13%	0.08%
Allowance for credit losses to total loans	2.19%	2.12%	1.99%	2.01%	0.94%
Allowance for credit losses to total loans, excluding PPP loans	2.33%	2.29%	2.15%	2.01%	0.94%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$64,528	$65,148	$52,074	$52,131	$47,607
Loans past due 90 days or more	9,610	8,635	7,824	7,760	7,238
Total non-performing loans	74,138	73,783	59,898	59,891	54,845
Other non-performing assets
Foreclosed assets held for sale, net	4,420	4,322	6,292	8,204	9,143
Other non-performing assets	-	247	247	447	447
Total other non-performing assets	4,420	4,569	6,539	8,651	9,590
Total non-performing assets	$78,558	$78,352	$66,437	$68,542	$64,435

Allowance for credit losses for loans to non-performing loans	331.10%	336.42%	397.91%	382.23%	186.20%
Non-performing loans to total loans	0.66%	0.63%	0.50%	0.53%	0.50%
Non-performing assets to total assets	0.48%	0.47%	0.39%	0.44%	0.43%

(1)  Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Three Months Ended
	December 31, 2020			September 30, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$1,029,047	$270	0.10%	$926,754	$252	0.11%
Federal funds sold	5	-	0.00%	124	-	0.00%
Investment securities - taxable	1,615,214	6,900	1.70%	1,618,058	7,227	1.78%
Investment securities - non-taxable - FTE	798,402	6,550	3.26%	672,067	5,731	3.39%
Loans receivable - FTE	11,457,713	153,614	5.33%	11,758,143	154,999	5.24%
Total interest-earning assets	14,900,381	167,334	4.47%	14,975,146	168,209	4.47%
Non-earning assets	1,592,685			1,619,349
Total assets	$16,493,066			$16,594,495

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$8,109,111	$5,813	0.29%	$7,937,412	$6,651	0.33%
Time deposits	1,483,049	4,783	1.28%	1,745,279	6,549	1.49%
Total interest-bearing deposits	9,592,160	10,596	0.44%	9,682,691	13,200	0.54%
Federal funds purchased	-	-	0.00%	-	-	0.00%
Securities sold under agreement to repurchase	156,198	208	0.53%	157,172	237	0.60%
FHLB borrowed funds	400,001	1,917	1.91%	464,799	2,235	1.91%
Subordinated debentures	370,232	4,810	5.17%	370,038	4,823	5.19%
Total interest-bearing liabilities	10,518,591	17,531	0.66%	10,674,700	20,495	0.76%
Non-interest bearing liabilities
Non-interest bearing deposits	3,279,708			3,259,501
Other liabilities	137,516			146,502
Total liabilities	13,935,815			14,080,703
Shareholders' equity	2,557,251			2,513,792
Total liabilities and shareholders' equity	$16,493,066			$16,594,495
Net interest spread			3.81%			3.71%
Net interest income and margin - FTE		$149,803	4.00%		$147,714	3.92%

Home BancShares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Year Ended
	December 31, 2020			December 31, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$921,189	$1,849	0.20%	$254,548	$5,188	2.04%
Federal funds sold	1,330	21	1.58%	1,421	34	2.39%
Investment securities - taxable	1,653,159	32,596	1.97%	1,663,512	41,406	2.49%
Investment securities - non-taxable - FTE	577,444	21,263	3.68%	379,232	17,026	4.49%
Loans receivable - FTE	11,504,123	626,249	5.44%	10,961,599	659,589	6.02%
Total interest-earning assets	14,657,245	681,978	4.65%	13,260,312	723,243	5.45%
Non-earning assets	1,480,049			1,768,188
Total assets	$16,137,294			$15,028,500

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$7,686,621	$36,085	0.47%	$6,674,493	$77,194	1.16%
Time deposits	1,756,138	27,026	1.54%	1,972,040	36,910	1.87%
Total interest-bearing deposits	9,442,759	63,111	0.67%	8,646,533	114,104	1.32%
Federal funds purchased	1,557	13	0.83%	2,895	54	1.87%
Securities sold under agreement to repurchase	151,573	1,167	0.77%	149,665	2,544	1.70%
FHLB borrowed funds	534,608	9,506	1.78%	848,969	17,209	2.03%
Subordinated debentures	369,943	19,611	5.30%	369,175	20,860	5.65%
Total interest-bearing liabilities	10,500,440	93,408	0.89%	10,017,237	154,771	1.55%
Non-interest bearing liabilities
Non-interest bearing deposits	2,998,560			2,489,254
Other liabilities	135,094			111,156
Total liabilities	13,634,094			12,617,647
Shareholders' equity	2,503,200			2,410,853
Total liabilities and shareholders' equity	$16,137,294			$15,028,500
Net interest spread			3.76%			3.90%
Net interest income and margin - FTE		$588,570	4.02%		$568,472	4.29%

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2020	2020	2020	2020	2019	2020	2019

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$81,794	$69,320	$62,827	$507	$73,262	$214,448	$289,539
Pre-tax adjustments
Fair value adjustment for marketable securities	(4,271)	1,350	(919)	5,818	-	1,978	-
Special dividend from equity investment	-	(3,181)	-	(7,004)	(861)	(10,185)	(2,995)
Provision for credit losses	-	14,000	11,441	86,823	-	112,264	1,325
Branch write-off expense	-	-	981	-	-	981	-
Unfunded commitment expense	-	-	9,214	7,775	-	16,989	-
Outsourced special project expense	-	-	-	1,092	631	1,092	1,531
Merger and acquisition expenses	-	-	-	711	-	711	-
FDIC Small Bank Assessment Credit	-	-	-	-	-	-	(2,291)
Hurricane expenses	-	-	-	-	-	-	897
Total pre-tax adjustments	(4,271)	12,169	20,717	95,215	(230)	123,830	(1,533)
Tax-effect of adjustments	(1,116)	3,181	5,414	24,884	(59)	32,363	(396)
Adjustments after-tax	(3,155)	8,988	15,303	70,331	(171)	91,467	(1,137)
BOLI redemption tax	-	-	-	-	-	-	3,667
Total adjustments after-tax (B)	(3,155)	8,988	15,303	70,331	(171)	91,467	2,530
Earnings, as adjusted (C)	$78,639	$78,308	$78,130	$70,838	$73,091	$305,915	$292,069

Average diluted shares outstanding (D)	165,119	165,200	165,163	166,014	166,696	165,373	167,804

GAAP diluted earnings per share: (A/D)	$0.50	$0.42	$0.38	$-	$0.44	$1.30	$1.73
Adjustments after-tax: (B/D)	(0.02)	0.05	0.09	0.43	-	0.55	0.01
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, provision for credit losses, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense and BOLI redemption tax: (C/D)	$0.48	$0.47	$0.47	$0.43	$0.44	$1.85	$1.74

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/G)	1.97%	1.66%	1.55%	0.01%	1.94%	1.33%	1.93%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, provision for credit losses, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense and BOLI redemption tax: (ROA, as adjusted) ((A+F)/G)	1.90%	1.88%	1.93%	1.88%	1.94%	1.90%	1.94%
Return on average assets (pre-tax net income, excluding provision for credit losses and unfunded commitment expense): (B/G)	2.60%	2.50%	2.53%	2.45%	2.56%	2.52%	2.57%
Return on average assets, excluding provision for credit losses and unfunded commitment expense: (C/G)	1.97%	1.91%	1.92%	1.87%	1.94%	1.92%	1.93%
Return on average assets excluding intangible amortization: ((A+E)/(G-H))	2.13%	1.80%	1.68%	0.05%	2.12%	1.45%	2.10%

GAAP net income available to common shareholders (A)	$81,794	$69,320	$62,827	$507	$73,262	$214,448	$289,539
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (B)	$107,669	$104,377	$102,732	$92,178	$96,470	$406,956	$386,946
Net income, excluding provision for credit losses and unfunded commitment expense (C)	$81,794	$79,661	$78,084	$70,382	$73,262	$309,921	$290,522
Amortization of intangibles (D)	1,421	1,420	1,486	1,517	1,565	5,844	6,324
Amortization of intangibles after-tax (E)	1,049	1,049	1,098	1,121	1,161	4,317	4,691
Adjustments after-tax (F)	(3,155)	8,988	15,303	70,331	(171)	91,467	2,530
Average assets (G)	16,493,066	16,594,495	16,319,206	15,133,475	14,944,368	16,137,294	15,028,500
Average goodwill, core deposits & other intangible assets (H)	1,004,432	1,005,864	1,007,307	999,004	995,721	1,004,157	998,090

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31	Dec. 31,	Dec. 31,
(Dollars and shares in thousands, except per share data)	2020	2020	2020	2020	2019	2020	2019

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	12.72%	10.97%	10.27%	0.08%	11.71%	8.57%	12.01%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, provision for credit losses, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense and BOLI redemption tax: (ROE, as adjusted) ((A+C)/D)	12.23%	12.39%	12.77%	11.48%	11.68%	12.22%	12.11%
Return on average tangible common equity: (A/(D-E))	20.96%	18.29%	17.40%	0.14%	19.55%	14.31%	20.49%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	21.22%	18.56%	17.70%	0.44%	19.86%	14.59%	20.83%
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, provision for credit losses, branch write-off expense, unfunded commitment expense, outsourced special project expense, merger and acquisition expenses, FDIC Small Bank Assessment Credit, hurricane expense and BOLI redemption tax: (ROTCE, as adjusted) ((A+C)/(D-E))	20.15%	20.66%	21.63%	19.22%	19.51%	20.41%	20.67%

GAAP net income available to common shareholders (A)	$81,794	$69,320	$62,827	$507	$73,262	$214,448	$289,539
Earnings excluding intangible amortization (B)	82,843	70,369	63,925	1,628	74,423	218,765	294,230
Adjustments after-tax (C)	(3,155)	8,988	15,303	70,331	(171)	91,467	2,530
Average common equity (D)	2,557,251	2,513,792	2,459,941	2,481,104	2,482,406	2,503,200	2,410,853
Average goodwill, core deposits & other intangible assets (E)	1,004,432	1,005,864	1,007,307	999,004	995,721	1,004,157	998,090

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	39.64%	39.56%	44.93%	46.82%	41.26%	42.63%	40.34%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	40.67%	40.08%	39.38%	41.37%	41.14%	40.36%	40.55%

Net interest income (A)	$148,025	$146,138	$148,667	$139,725	$139,783	$582,555	$563,217
Non-interest income (B)	33,885	29,951	25,023	22,927	28,029	111,786	99,516
Non-interest expense (C)	74,241	71,712	80,172	78,249	71,342	304,374	275,787
Fully taxable equivalent adjustment (D)	1,778	1,576	1,434	1,227	1,322	6,015	5,255
Amortization of intangibles (E)	1,421	1,420	1,486	1,517	1,565	5,844	6,324

Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$4,271	$(1,350)	$919	$(5,818)	$-	$(1,978)	$-
Gain (loss) on OREO	150	470	235	277	159	1,132	757
Gain (loss) on branches, equipment and other assets, net	217	(27)	54	82	35	326	(3)
Special dividend from equity investment	-	3,181	-	7,004	861	10,185	2,995
Gain (loss) on securities	-	-	-	-	(2)	-	(2)
Total non-interest income adjustments (F)	$4,638	$2,274	$1,208	$1,545	$1,053	$9,665	$3,747

Non-interest expense:
Branch write-off expense	$-	$-	$981	$-	$-	$981	$-
Unfunded commitment expense	-	-	9,214	7,775	-	16,989	-
FDIC Small Bank Assessment Credit	-	-	-	-	-	-	(2,291)
Merger Expenses	-	-	-	711	-	711	-
Hurricane damage expense	-	-	-	-	-	-	897
Outsourced special project expense	-	-	-	1,092	631	1,092	1,531
Total non-interest expense adjustments (G)	$-	$-	$10,195	$9,578	$631	$19,773	$137

ANNUALIZED NET INTEREST MARGIN

Net interest margin: A/C	4.00%	3.92%	4.11%	4.22%	4.24%	4.02%	4.29%
Net interest margin, excluding PPP loans (non-GAAP): B/D	3.97%	3.98%	4.16%	4.22%	4.24%	4.04%	4.29%

Net interest income - FTE (A)	$149,803	$147,714	$150,101	$140,952	$141,105	$588,570	$568,472
PPP loan interest & discount accretion income	8,841	5,943	4,450	-	-	19,234	-
Net interest income - FTE, excluding PPP loans (non-GAAP) (B)	$140,962	$141,771	$145,651	$140,952	$141,105	$569,336	$568,472

Average interest-earning assets (C)	$14,900,381	$14,975,146	$14,678,465	$13,428,700	$13,188,508	$14,657,245	$13,260,312
Average PPP loans	775,861	821,977	585,946	-	-	547,328	-
Average interest-earning assets, excluding PPP loans (non-GAAP) (D)	$14,124,520	$14,153,169	$14,092,519	$13,428,700	$13,188,508	$14,109,917	$13,260,312

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31	Dec. 31,	Dec. 31,
except per share data)	2020	2020	2020	2020	2019	2020	2019

Pre-tax net income	$107,669	$90,377	$82,077	$(2,420)	$96,470	$277,703	$385,621
Provision for credit losses	-	14,000	11,441	86,823	-	112,264	1,325
Unfunded commitment expense	-	-	9,214	7,775	-	16,989	-
Pre-tax net income, excluding provision for credit losses and unfunded commitment expense (PPNR) (A)	$107,669	$104,377	$102,732	$92,178	$96,470	$406,956	$386,946

Total revenue (net) (B)	181,910	176,089	173,690	162,652	167,812	694,341	662,733

Pre-tax net income to total revenue (net)	59.19%	51.32%	47.25%	-1.49%	57.49%	40.00%	58.19%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net))	59.19%	59.28%	59.15%	56.67%	57.49%	58.61%	58.39%

	Quarter Ended

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2020	2020	2020	2020	2019

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$15.78	$15.38	$15.09	$14.72	$15.10
Tangible book value per common share: ((A-C-D)/B)	9.70	9.30	8.99	8.61	9.12

Total stockholders' equity (A)	$2,605,758	$2,540,799	$2,492,146	$2,430,271	$2,511,531
End of period common shares outstanding (B)	165,095	165,163	165,206	165,148	166,373
Goodwill (C)	973,025	973,025	973,025	973,025	958,408
Core deposit and other intangibles (D)	30,728	32,149	33,569	35,055	36,572

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	15.89%	15.35%	14.75%	15.65%	16.71%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.41%	9.88%	9.35%	9.79%	10.80%

Total assets (A)	$16,398,804	$16,549,758	$16,895,406	$15,531,732	$15,032,047
Total stockholders' equity (B)	2,605,758	2,540,799	2,492,146	2,430,271	2,511,531
Goodwill (C)	973,025	973,025	973,025	973,025	958,408
Core deposit and other intangibles (D)	30,728	32,149	33,569	35,055	36,572